SECOND QUARTER 2018
Supplemental Information

Investor and Media Contact
American Assets Trust, Inc.
Robert F. Barton
Executive Vice President and Chief Financial Officer
858-350-2607

American Assets Trust, Inc.'s Portfolio is concentrated in high-barrier-to-entry markets with favorable supply/demand characteristics

	Retail	Office	Multifamily	Mixed-Use
Market	Square Feet	Square Feet	Units	Square Feet	Suites
San Diego	1,323,551	729,310	1,455 (1)	—	—

San Francisco	35,156	516,985	—	—	—

Oahu	549,308	—	—	96,707	369

Monterey	673,572	—	—	—	—

San Antonio	588,970	—	—	—	—

Portland	44,153	819,841	657	—	—

Seattle	—	495,800	—	—	—

Total	3,214,710	2,561,936	2,112	96,707	369

		Square Feet		%
Note: Circled areas represent all markets in which American Assets Trust, Inc. currently owns and operates its real estate properties. Size of circle denotes approximation of square feet / units. Net rentable square footage may be adjusted from the prior periods to reflect re-measurement of leased space at the properties.	Retail	3.2	million	55%
	Office	2.6	million	45%
Data is as of June 30, 2018.	Totals	5.8	million
(1) Includes 122 RV spaces.

Second Quarter 2018 Supplemental Information	Page 2

This Supplemental Information contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act). Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: adverse economic or real estate developments in our markets; our failure to generate sufficient cash flows to service our outstanding indebtedness; defaults on, early terminations of or non-renewal of leases by tenants, including significant tenants; difficulties in identifying properties to acquire and completing acquisitions; difficulties in completing dispositions; our failure to successfully operate acquired properties and operations; our inability to develop or redevelop our properties due to market conditions; fluctuations in interest rates and increased operating costs; risks related to joint venture arrangements; our failure to obtain necessary outside financing; on-going litigation; general economic conditions; financial market fluctuations; risks that affect the general retail, office, multifamily and mixed-use environment; the competitive environment in which we operate; decreased rental rates or increased vacancy rates; conflicts of interests with our officers or directors; lack or insufficient amounts of insurance; environmental uncertainties and risks related to adverse weather conditions and natural disasters; other factors affecting the real estate industry generally; limitations imposed on our business and our ability to satisfy complex rules in order for us to continue to qualify as a REIT for U.S. federal income tax purposes; and changes in governmental regulations or interpretations thereof, such as real estate and zoning laws and increases in real property tax rates and taxation of REITs.
While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, or new information, data or methods, future events or other changes. For a further discussion of these and other factors that could impact our future results, refer to our most recent Annual Report on Form 10-K and other risks described in documents subsequently filed by us from time to time with the Securities and Exchange Commission.

Second Quarter 2018 Supplemental Information	Page 3

FINANCIAL HIGHLIGHTS

Second Quarter 2018 Supplemental Information	Page 4

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except shares and per share data)	June 30, 2018	December 31, 2017
	(unaudited)	(audited)
ASSETS
Real estate, at cost
Operating real estate	$2,543,142	$2,536,474
Construction in progress	76,502	68,272
Held for development	9,392	9,392
	2,629,036	2,614,138
Accumulated depreciation	(595,042)	(537,431)
Net real estate	2,033,994	2,076,707
Cash and cash equivalents	51,326	82,610
Restricted cash	9,385	9,344
Accounts receivable, net	7,118	9,869
Deferred rent receivable, net	39,283	38,973
Other assets, net	44,934	42,361
TOTAL ASSETS	$2,186,040	$2,259,864
LIABILITIES AND EQUITY
LIABILITIES:
Secured notes payable, net	$205,155	$279,550
Unsecured notes payable, net	1,045,406	1,045,470
Unsecured line of credit, net	20,133	—
Accounts payable and accrued expenses	39,666	38,069
Security deposits payable	8,712	6,570
Other liabilities and deferred credits, net	49,333	46,061
Total liabilities	1,368,405	1,415,720
Commitments and contingencies
EQUITY:
American Assets Trust, Inc. stockholders' equity
Common stock, $0.01 par value, 490,000,000 shares authorized, 47,223,809 and 47,204,588 shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively	473	473
Additional paid in capital	919,598	919,066
Accumulated dividends in excess of net loss/income	(120,008)	(97,280)
Accumulated other comprehensive income	13,734	11,451
Total American Assets Trust, Inc. stockholders' equity	813,797	833,710
Noncontrolling interests	3,838	10,434
Total equity	817,635	844,144
TOTAL LIABILITIES AND EQUITY	$2,186,040	$2,259,864

Second Quarter 2018 Supplemental Information	Page 5

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, amounts in thousands, except shares and per share data)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
REVENUE:
Rental income	$76,892	$72,925	$153,093	$142,965
Other property income	8,131	4,181	12,662	7,933
Total revenue	85,023	77,106	165,755	150,898
EXPENSES:
Rental expenses	20,882	19,841	41,302	39,700
Real estate taxes	8,628	7,904	17,174	15,440
General and administrative	5,396	5,131	10,963	10,213
Depreciation and amortization	32,868	24,182	66,147	42,168
Total operating expenses	67,774	57,058	135,586	107,521
OPERATING INCOME	17,249	20,048	30,169	43,377
Interest expense	(12,688)	(12,652)	(26,508)	(25,983)
Other (expense) income, net	(148)	192	61	502
NET INCOME	4,413	7,588	3,722	17,896
Net income attributable to restricted shares	(216)	(61)	(144)	(121)
Net income attributable to unitholders in the Operating Partnership	(1,125)	(2,008)	(959)	(4,869)
NET INCOME ATTRIBUTABLE TO AMERICAN ASSETS TRUST, INC. STOCKHOLDERS	$3,072	$5,519	$2,619	$12,906

EARNINGS PER COMMON SHARE
Basic income from operations attributable to common stockholders per share	$0.07	$0.12	$0.06	$0.28
Weighted average shares of common stock outstanding - basic	46,939,449	46,871,377	46,937,645	46,524,510
Diluted income from continuing operations attributable to common stockholders per share	$0.07	$0.12	$0.06	$0.28
Weighted average shares of common stock outstanding - diluted	64,132,520	64,089,081	64,131,665	64,075,919

Second Quarter 2018 Supplemental Information	Page 6

FUNDS FROM OPERATIONS, FFO AS ADJUSTED & FUNDS AVAILABLE FOR DISTRIBUTION

(Unaudited, amounts in thousands, except shares and per share data)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Funds from Operations (FFO) (1)
Net income	$4,413	$7,588	$3,722	$17,896
Depreciation and amortization of real estate assets	32,868	24,182	66,147	42,168
FFO, as defined by NAREIT	37,281	31,770	69,869	60,064
Less: Nonforfeitable dividends on incentive stock awards	(70)	(59)	(141)	(118)
FFO attributable to common stock and common units	$37,211	$31,711	$69,728	$59,946

FFO per diluted share/unit	$0.58	$0.49	$1.09	$0.94

Weighted average number of common shares and common units, diluted (2)	64,132,485	64,089,324	64,131,519	64,076,262

Funds Available for Distribution (FAD) (1)	$29,697	$23,070	$52,452	$48,695

Dividends
Dividends declared and paid	$17,388	$16,725	$34,776	$33,448
Dividends declared and paid per share/unit	$0.27	$0.26	$0.54	$0.52

Second Quarter 2018 Supplemental Information	Page 7

FUNDS FROM OPERATIONS, FFO AS ADJUSTED & FUNDS AVAILABLE FOR DISTRIBUTION (CONTINUED)

(Unaudited, amounts in thousands, except shares and per share data)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Funds Available for Distribution (FAD) (1)
FFO	$37,281	$31,770	$69,869	$60,064
Adjustments:
Tenant improvements, leasing commissions and maintenance capital expenditures	(10,625)	(9,511)	(21,298)	(14,420)
Net effect of straight-line rents (3)	2,749	628	3,203	446
Amortization of net above (below) market rents (4)	(725)	(858)	(1,439)	(1,709)
Net effect of other lease assets (5)	—	(3)	(2)	974
Amortization of debt issuance costs and debt fair value adjustment	360	464	806	2,180
Non-cash compensation expense	727	639	1,454	1,278
Nonforfeitable dividends on incentive stock awards	(70)	(59)	(141)	(118)
FAD	$29,697	$23,070	$52,452	$48,695

Summary of Capital Expenditures
Tenant improvements and leasing commissions	$5,961	$4,709	$11,748	$7,384
Maintenance capital expenditures	4,664	4,802	9,550	7,036
	$10,625	$9,511	$21,298	$14,420

Notes:

(1)	See Glossary of Terms.

(2)
For the three and six months ended June 30, 2018 and 2017, the weighted average common shares and common units used to compute FFO per diluted share/unit include operating partnership common units and unvested restricted stock awards that are subject to time vesting. The shares/units used to compute FFO per diluted share/unit include additional shares/units which were excluded from the computation of diluted EPS, as they were anti-dilutive for the periods presented.

(3)	Represents the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances.

(4)	Represents the adjustment related to the acquisition of buildings with above (below) market rents.

(5)
Represents adjustments related to amortization of lease incentives paid to tenants, amortization of lease intangibles, lease termination fees at City Center Bellevue and straight-line rent expense for our leases at the Annex at the Landmark at One Market and retail space at Waikiki Beach Walk - Retail.

Second Quarter 2018 Supplemental Information	Page 8

CORPORATE GUIDANCE

(Unaudited, amounts in thousands, except share and per share data)

	Prior 2018 Guidance Range (1) (2)		Revised 2018 Guidance Range (2)
Funds from Operations (FFO):
Net income	$42,497	$47,669	$9,923	$13,156
Depreciation and amortization of real estate assets	87,703	87,703	122,883	122,883
FFO, as defined by NAREIT	130,200	135,372	132,806	136,039
Less: Nonforfeitable dividends on incentive stock awards	(250)	(250)	(270)	(270)
FFO attributable to common stock and units	$129,950	$135,122	$132,536	$135,769
Weighted average number of common shares and units, diluted	64,651,844	64,651,844	64,651,844	64,651,844
FFO per diluted share, updated	$2.01	$2.09	$2.05	$2.10

Notes:

(1)	Prior 2018 Guidance Range as reported in the Company's Third Quarter 2017 Supplemental Information.

(2)	The Company's guidance excludes any impact from future acquisitions, dispositions, equity issuances or repurchases, future debt financings or repayments.

These estimates are forward-looking and reflect management's view of current and future market conditions, including certain assumptions with respect to leasing activity, rental rates, occupancy levels, interest rates and the amount and timing of acquisition and development activities. Our actual results may differ materially from these estimates.

Second Quarter 2018 Supplemental Information	Page 9

SAME-STORE NET OPERATING INCOME (NOI)

(Unaudited, amounts in thousands)	Three Months Ended June 30, 2018
	Retail	Office	Multifamily	Mixed-Use	Total
Real estate rental revenue
Same-store	$20,849	$29,664	$8,421	$14,934	$73,868
Non-same store (1)	5,566	1,388	4,201	—	11,155
Total	26,415	31,052	12,622	14,934	85,023
Real estate expenses
Same-store	5,580	8,182	3,471	9,010	26,243
Non-same store (1)	1,558	160	1,549	—	3,267
Total	7,138	8,342	5,020	9,010	29,510
Net Operating Income (NOI)
Same-store	15,269	21,482	4,950	5,924	47,625
Non-same store (1)	4,008	1,228	2,652	—	7,888
Total	$19,277	$22,710	$7,602	$5,924	$55,513
Same-store NOI	$15,269	$21,482	$4,950	$5,924	$47,625
Net effect of straight-line rents (2)	(35)	2,432	87	(27)	2,457
Amortization of net above (below) market rents (3)	(323)	(374)	—	(30)	(727)
Net effect of other lease intangibles (4)	—	(7)	—	—	(7)
Tenant improvement reimbursements (5)	(18)	(3,072)	—	—	(3,090)
Same-store cash NOI (5)	$14,893	$20,461	$5,037	$5,867	$46,258

Notes:

(1)	Same-store and non-same store classifications are determined based on properties held on June 30, 2018 and 2017. See Glossary of Terms.

(2)	Represents the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances.

(3)	Represents the adjustment related to the acquisition of buildings with above (below) market rents.

(4)
Represents adjustments related to amortization of lease incentives paid to tenants, amortization of lease intangibles and straight-line rent expense for our leases at the Annex at the Landmark at One Market.

(5)	Tenant improvement reimbursements are excluded from same-store cash NOI to provide a more accurate measure of operating performance.

NOI and same-store cash NOI are non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. Reconciliations of NOI and same-store cash NOI to net income are included in the Glossary of Terms.

Second Quarter 2018 Supplemental Information	Page 10

SAME-STORE NET OPERATING INCOME (NOI) (CONTINUED)

(Amounts in thousands)	Six Months Ended June 30, 2018
	Retail	Office	Multifamily	Mixed-Use	Total
Real estate rental revenue
Same-store	$41,145	$56,390	$16,710	$30,315	$144,560
Non-same store (1)	11,427	1,432	8,336	—	21,195
Total	52,572	57,822	25,046	30,315	165,755
Real estate expenses
Same-store	10,881	16,006	6,923	18,155	51,965
Non-same store (1)	3,068	349	3,094	—	6,511
Total	13,949	16,355	10,017	18,155	58,476
Net Operating Income (NOI)
Same-store	30,264	40,384	9,787	12,160	92,595
Non-same store (1)	8,359	1,083	5,242	—	14,684
Total	$38,623	$41,467	$15,029	$12,160	$107,279
Same-store NOI	$30,264	$40,384	$9,787	$12,160	$92,595
Net effect of straight-line rents (2)	(73)	3,023	77	(158)	2,869
Amortization of net above (below) market rents (3)	(668)	(775)	—	(60)	(1,503)
Net effect of other lease assets (4)	—	(15)	—	—	(15)
Tenant improvement reimbursements (5)	(28)	(3,929)	—	—	(3,957)
Same-store cash NOI (5)	$29,495	$38,688	$9,864	$11,942	$89,989

Notes:

(1)	Same-store and non-same store are determined based on properties held on June 30, 2018 and 2017. See Glossary of Terms.

(2)	Represents the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances.

(3)	Represents the adjustment related to the acquisition of buildings with above (below) market rents.

(4)
Represents adjustments related to amortization of lease incentives paid to tenants, amortization of lease intangibles and straight-line rent expense for our leases at the Annex at The Landmark at One Market.

(5)	Tenant improvement reimbursements are excluded from Same-Store Cash NOI to provide a more accurate measure of operating performance.

NOI and same-store cash NOI are non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. Reconciliations of NOI and same-store cash NOI to net income are included in the Glossary of Terms.

Second Quarter 2018 Supplemental Information	Page 11

SAME-STORE CASH NOI COMPARISON EXCLUDING REDEVELOPMENT

(Unaudited, amounts in thousands)	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2018	2017	Change	2018	2017	Change
Cash Basis:
Retail	$14,893	$14,163	5.2%	$29,495	$28,047	5.2%
Office	20,461	18,114	13.0	38,688	35,745	8.2
Multifamily	5,037	5,090	(1.0)	9,864	9,822	0.4
Mixed-Use	5,867	5,957	(1.5)	11,942	11,330	5.4
Same-store Cash NOI (1)(2)	$46,258	$43,324	6.8%	$89,989	$84,944	5.9%

Notes:

(1)	Excluding lease termination fees, for the three and six months ended June 30, 2018, same-store cash NOI would be 1.1% and 2.7%, respectively.

(2)	See Glossary of Terms.

Same-store cash NOI is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. A reconciliation of same-store cash NOI to net income is included in the Glossary of Terms.

Second Quarter 2018 Supplemental Information	Page 12

SAME-STORE CASH NOI COMPARISON WITH REDEVELOPMENT(1)

(Unaudited, amounts in thousands)	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2018	2017	Change	2018	2017	Change
Cash Basis:
Retail	$18,692	$18,143	3.0%	$37,154	$35,917	3.4%
Office	20,345	17,962	13.3	38,430	35,388	8.6
Multifamily	5,037	5,090	(1.0)	9,864	9,822	0.4
Mixed-Use	5,867	5,957	(1.5)	11,942	11,330	5.4
Same-store Cash NOI with Redevelopment (1)(2)	$49,941	$47,152	5.9%	$97,390	$92,457	5.3%

Notes:

(1)	Excluding lease termination fees, for the three and six months ended June 30, 2018, same-store cash NOI with redevelopment would be 0.7% and 2.4%, respectively.

(2)	See Glossary of Terms.

Same-store cash NOI with redevelopment is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. A reconciliation of same-store cash NOI with redevelopment to net income is included in the Glossary of Terms.

Second Quarter 2018 Supplemental Information	Page 13

CASH NOI BY REGION

(Unaudited, amounts in thousands)	Three Months Ended June 30, 2018
	Retail	Office	Multifamily	Mixed-Use	Total
Cash Basis:
Southern California	8,246	5,891	6,099	—	20,236
Northern California	2,932	5,667	—	—	8,599
Hawaii	4,279	—	—	5,867	10,146
Oregon	264	9,910	1,654	—	11,828
Texas	3,434	—	—	—	3,434
Washington	—	3,294	—	—	3,294
Total Cash NOI	$19,155	$24,762	$7,753	$5,867	$57,537

Cash NOI is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. A reconciliation of cash NOI to net income is included in the Glossary of Terms.

Second Quarter 2018 Supplemental Information	Page 14

CASH NOI BREAKDOWN

Three Months Ended June 30, 2018

Cash NOI Breakdown

Portfolio Diversification by Geographic Region

Portfolio Diversification by Segment

Cash NOI is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. A reconciliation of cash NOI to net income is included in the Glossary of Terms.

Second Quarter 2018 Supplemental Information	Page 15

PROPERTY REVENUE AND OPERATING EXPENSES

(Unaudited, amounts in thousands)	Three Months Ended June 30, 2018
		Additional		Property
		Property	Billed Expense	Operating	Rental	Cash
Property	Base Rent (1)	Income (2)	Reimbursements (3)	Expenses (4)	Adjustments (5)	NOI (6)
Retail Portfolio
Carmel Country Plaza	$933	$24	$211	$(195)	$—	$973
Carmel Mountain Plaza	3,188	41	799	(869)	(9)	3,150
South Bay Marketplace	605	9	171	(189)	11	607
Gateway Marketplace	610	2	95	(238)	—	469
Lomas Santa Fe Plaza	1,495	9	308	(377)	—	1,435
Solana Beach Towne Centre	1,507	150	498	(519)	—	1,636
Del Monte Center	2,717	325	837	(1,248)	2	2,633
Geary Marketplace	307	—	155	(163)	—	299
The Shops at Kalakaua	491	25	45	(79)	—	482
Waikele Center	3,986	296	1,091	(1,576)	—	3,797
Alamo Quarry Market	3,606	36	1,647	(1,855)	—	3,434
Hassalo on Eighth - Retail	261	44	48	(89)	—	264
Subtotal Retail Portfolio	$19,706	$961	$5,905	$(7,397)	$4	$19,179
Office Portfolio						—
Torrey Reserve Campus (7)	$4,730	$46	$275	$(1,404)	$(329)	$3,318
Solana Beach Corporate Centre	1,745	1	44	(528)	(33)	1,229
The Landmark at One Market	6,640	41	309	(2,226)	—	4,764
One Beach Street	1,067	3	137	(304)	—	903
First & Main	2,789	193	461	(917)	—	2,526
Lloyd District Portfolio (7)	3,026	2,904	81	(1,093)	2,581	7,499
City Center Bellevue	3,818	699	331	(1,440)	(114)	3,294
Subtotal Office Portfolio	$23,815	$3,887	$1,638	$(7,912)	$2,105	$23,533

Second Quarter 2018 Supplemental Information	Page 16

PROPERTY REVENUE AND OPERATING EXPENSES (CONTINUED)

(Unaudited, amounts in thousands)	Three Months Ended June 30, 2018
		Additional		Property
		Property	Billed Expense	Operating	Rental	Cash
Property	Base Rent (1)	Income (2)	Reimbursements (3)	Expenses (4)	Adjustments (5)	NOI (6)
Multifamily Portfolio
Loma Palisades	$3,248	$203	$—	$(1,226)	$(31)	$2,194
Imperial Beach Gardens	904	70	—	(324)	(1)	649
Mariner's Point	437	31	—	(151)	(1)	316
Santa Fe Park RV Resort	353	22	—	(152)	—	223
Pacific Ridge Apartments	4,100	212	—	(1,548)	(47)	2,717
Hassalo on Eighth - Multifamily	3,018	363	—	(1,619)	(108)	1,654
Subtotal Multifamily Portfolio	$12,060	$901	$—	$(5,020)	$(188)	$7,753
Mixed-Use Portfolio
Waikiki Beach Walk - Retail	$2,686	$1,009	$949	$(1,713)	$—	$2,931
Waikiki Beach Walk - Embassy Suites™	9,530	706	—	(7,300)	—	2,936
Subtotal Mixed-Use Portfolio	$12,216	$1,715	$949	$(9,013)	$—	$5,867
Subtotal Development Properties	$10	$1,386	$—	$(191)	$—	$1,205
Total	$67,807	$8,850	$8,492	$(29,533)	$1,921	$57,537

Cash NOI is a non-GAAP supplemental earnings measure which the company considers meaningful in measuring its operating performance. A reconciliation of total cash NOI to net income is included in the Glossary of Terms.

Notes:

(1)
Base rent for our retail and office portfolio and the retail portion of our mixed-use portfolio represents base rent for the three months ended June 30, 2018 (before abatements and tenant improvement reimbursements) and excludes the impact of straight-line rent and above (below) market rent adjustments. Total abatements for our retail and office portfolio were approximately $14 and $968, respectively, for the three months ended June 30, 2018. There were no abatements for the retail portion of our mixed-use portfolio for the three months ended June 30, 2018. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses. Multifamily portfolio base rent represents base rent (including parking, before abatements) less vacancy allowance and employee rent credits and includes additional rents (additional rents include insufficient notice penalties, month-to-month charges and pet rent). There were $188 of abatements for our multifamily portfolio for the three months ended June 30, 2018. For Waikiki Beach Walk - Embassy SuitesTM, base rent is equal to the actual room revenue for the three months ended June 30, 2018. Total tenant improvement reimbursements for our retail and office portfolio were approximately $18 and $3,072, respectively, for the three months ended June 30, 2018. There were no tenant improvement reimbursements for the retail portion of our mixed-use portfolio for the three months ended June 30, 2018.

(2)
Represents additional property-related income for the three months ended June 30, 2018, which includes: (i) percentage rent, (ii) other rent (such as storage rent, license fees and association fees) and (iii) other property income (such as late fees, default fees, lease termination fees, parking revenue, the reimbursement of general excise taxes, laundry income and food and beverage sales).

(3)	Represents billed tenant expense reimbursements for the three months ended June 30, 2018.

(4)
Represents property operating expenses for the three months ended June 30, 2018. Property operating expenses includes all rental expenses, except non cash rent expense and the provision for bad debt recorded for deferred rent receivables.

(5)	Represents various rental adjustments related to base rent (abatements and tenant improvement reimbursements).

(6)	See Glossary of Terms.

(7)
Base rent shown includes amounts related to American Assets Trust, L.P.'s corporate leases at Torrey Reserve Campus and Lloyd District Portfolio. This intercompany rent is eliminated in the consolidated statement of operations. The base rent and abatements were both $300 for the three months ended June 30, 2018.

Second Quarter 2018 Supplemental Information	Page 17

SEGMENT CAPITAL EXPENDITURES

(Unaudited, amounts in thousands)	Three Months Ended June 30, 2018
Segment	Tenant Improvements and Leasing Commissions	Maintenance Capital Expenditures	Total Tenant Improvements, Leasing Commissions and Maintenance Capital Expenditures	Redevelopment and Expansions	New Development	Total Capital Expenditures
Retail Portfolio	$1,017	$2,063	$3,080	$148	$—	$3,228
Office Portfolio	4,814	1,427	6,241	687	585	7,513
Multifamily Portfolio	—	875	875	—	—	875
Mixed-Use Portfolio	130	299	429	—	—	429
Total	$5,961	$4,664	$10,625	$835	$585	$12,045

	Six Months Ended June 30, 2018
Segment	Tenant Improvements and Leasing Commissions	Maintenance Capital Expenditures	Total Tenant Improvements, Leasing Commissions and Maintenance Capital Expenditures	Redevelopment and Expansions	New Development	Total Capital Expenditures
Retail Portfolio	$2,123	$3,140	$5,263	$194	$—	$5,457
Office Portfolio	9,426	3,542	12,968	775	1,143	14,886
Multifamily Portfolio	—	2,484	2,484	—	—	2,484
Mixed-Use Portfolio	199	384	583	—	—	583
Total	$11,748	$9,550	$21,298	$969	$1,143	$23,410

Second Quarter 2018 Supplemental Information	Page 18

SUMMARY OF OUTSTANDING DEBT

(Unaudited, amounts in thousands)	Amount
	Outstanding at		Annual Debt		Balance at
Debt	June 30, 2018	Interest Rate	Service (1)	Maturity Date	Maturity
One Beach Street (2)	21,900	3.94%	22,629	April 1, 2019	21,900
Torrey Reserve - North Court	19,825	7.22%	21,243	June 1, 2019	19,443
Torrey Reserve - VCI, VCII, VCIII	6,700	6.36%	560	June 1, 2020	6,439
Solana Beach Corporate Centre I-II	10,613	5.91%	855	June 1, 2020	10,169
Solana Beach Towne Centre	35,375	5.91%	2,849	June 1, 2020	33,898
City Center Bellevue (2)	111,000	3.98%	4,479	November 1, 2022	111,000
Secured Notes Payable / Weighted Average (3)	$205,413	4.80%	$52,615		$202,849
Term Loan A (4)	$100,000	3.08%	$101,901	January 9, 2019	$100,000
Series A Notes (5)	150,000	3.88%	6,060	October 31, 2021	150,000
Term Loan B (6)	100,000	2.75%	2,749	March 1, 2023	100,000
Term Loan C (7)	50,000	2.74%	1,371	March 1, 2023	50,000
Series F Notes (8)	100,000	3.85%	3,780	July 19, 2024	100,000
Series B Notes	100,000	4.45%	4,450	February 2, 2025	100,000
Series C Notes	100,000	4.50%	4,500	April 1, 2025	100,000
Series D Notes (9)	250,000	3.87%	10,725	March 1, 2027	250,000
Series E Notes (10)	100,000	4.18%	4,240	May 23, 2029	100,000
Unsecured Notes Payable / Weighted Average (11)	$1,050,000	3.78%	$139,776		$1,050,000
Unsecured Line of Credit (12)	$22,000	3.08%
Notes:

(1)	Includes interest and principal payments due over the next twelve months.

(2)	Interest only.

(3)	The Secured Notes Payable total does not include debt issuance costs, net of $0.3 million.

(4)
Term Loan A has a maturity date of January 9, 2019. Term Loan A accrues interest at a variable rate, which we fixed as part of an interest rate swap for an effective interest rate of 3.08%, subject to adjustments based on our consolidated leverage ratio.

(5)
$150 million of 4.04% Senior Guaranteed Notes, Series A, due October 31, 2021. Net of the settlement of the forward-starting interest rate swap, the effective interest rate for the Series A Notes is approximately 3.88% per annum, through maturity.

(6)
Term Loan B matures on March 1, 2023. Term Loan B accrues interest at a variable rate, which we fixed as part of an interest rate swap for an all-in interest rate of 2.75%, subject to adjustments based on our consolidated leverage ratio.

(7)
Term Loan C matures on March 1, 2023. Term Loan C accrues interest at a variable rate, which we fixed as part of an interest rate swap for an all-in interest rate of 2.74%, subject to adjustments based on our consolidated leverage ratio.

(8)
$100 million of 3.78% Senior Guaranteed Notes, Series F, due July 19, 2024. Net of the settlement of the treasury lock contract, the effective interest rate for the Series F Notes is approximately 3.85%, through maturity.

(9)
$250 million of 4.29% Senior Guaranteed Notes, Series D, due March 1, 2027. Net of the settlement of the forward-starting interest rate swap, the effective interest rate for the Series D Notes is approximately 3.87% per annum, through maturity.

(10)
$100 million of 4.24% Senior Guaranteed Notes, Series E, due May 23, 2029. Net of the settlement of the treasury lock contract, the effective interest rate for the Series E Notes is approximately 4.18%, through maturity.

(11)	The Unsecured Notes Payable total does not include debt issuance costs, net of $4.6 million.

(12)
The unsecured revolving line of credit (the "Revolver Loan") has a capacity of $350 million plus an accordion feature that may allow us to increase the availability thereunder up to an additional $350 million, subject to meeting specified requirements and obtaining additional commitments from lenders. The Revolver Loan matures on January 9, 2022, subject to our option to extend the Revolver Loan up to two times, with each such extension for a six-month period. The Revolver Loan currently accrues interest at LIBOR, plus a spread which ranges from 1.20%-1.70%, based on our consolidated leverage ratio. The Revolver Loan total does not include debt issuance costs, net of $1.9 million.

Second Quarter 2018 Supplemental Information	Page 19

MARKET CAPITALIZATION

(Unaudited, amounts in thousands, except per share data)

Market data	June 30, 2018
Common shares outstanding	47,224
Common units outstanding	17,177
Common shares and common units outstanding	64,401
Market price per common share	$38.29
Equity market capitalization	$2,465,914
Total debt	$1,277,413
Total market capitalization	$3,743,327
Less: Cash on hand	$(51,326)
Total enterprise value	$3,692,001
Total unencumbered assets, gross	$2,320,032

Total debt/Total capitalization	34.1%
Total debt/Total enterprise value	34.6%
Net debt/Total enterprise value (1)	33.2%
Total unencumbered assets, gross/Unsecured debt	216.8%

Total debt/Adjusted EBITDA (2)(3)	6.4	x
Net debt/Adjusted EBITDA (1)(2)(3)	6.1	x
Interest coverage ratio (4)	4.0	x
Fixed charge coverage ratio (4)	4.0	x

Weighted Average Fixed Interest Rate	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027	2028	2029
	—%	3.8%	6.0%	3.9%	4.0%	2.7%	3.8%	4.5%	—%	3.9%	—%	4.2%

Total Weighed Average Fixed Interest Rate:	3.9%
Weighted Average Term to Maturity:	5.6 years

Credit Ratings
Rating Agency	Rating	Outlook
Fitch	BBB	Stable
Moody's	Baa3	Stable
Standard & Poors	BBB-	Stable
Notes:

(1)	Net debt is equal to total debt less cash on hand.

(2)	See Glossary of Terms for discussion of EBITDA and Adjusted EBITDA.

(3)	As used here, Adjusted EBITDA represents the actual for the three months ended June 30, 2018 annualized.

(4)	Calculated as Adjusted EBITDA divided by interest on borrowed funds, including capitalized interest and excluding debt fair value adjustments and loan fee amortization.

Second Quarter 2018 Supplemental Information	Page 20

SUMMARY OF DEVELOPMENT OPPORTUNITIES

Our portfolio has numerous potential opportunities to create future shareholder value. These opportunities could be subject to government approvals, lender consents, tenant consents, market conditions, availability of debt and/or equity financing, etc. Many of these opportunities are in their preliminary stages and may not ultimately come to fruition. This schedule will update as we modify various assumptions and markets conditions change. Square footages and units set forth below are estimates only and ultimately may differ materially from actual square footages and units.

Development Projects

						Project Costs (in thousands) (2)
		Start Date	Completion Date	Estimated Stabilization Date (1)	Rentable Square Feet	Cost Incurred to Date	Total Estimated Investment	Estimated Stabilized Yield (3)

Property	Location
Office Property:
Torrey Point	San Diego, CA	2015	July 31, 2017	2019	90,000	$38,795	$55,800	6.75% - 7.75%

Development/Redevelopment Pipeline
Property	Property Type	Location	Estimated Rentable Square Feet	Multifamily Units
Solana Beach Corporate Centre (Building 5)	Retail	Solana Beach, CA	10,000	N/A
Lomas Santa Fe Plaza	Retail	Solana Beach, CA	45,000	N/A
Solana Beach - Highway 101 (4)	Mixed Use	Solana Beach, CA	48,000	36
Lloyd District Portfolio - multiple phases (5)	Mixed Use	Portland, OR	TBD	TBD

Notes:

(1)	Based on management's estimation of stabilized occupancy (90%).

(2)	Project costs exclude capitalized interest cost which is calculated in accordance with Accounting Standards Codification 835-20-50-1.

(3)	The estimated stabilized yield is calculated based on total estimated project costs, as defined above, when the project has reached stabilized occupancy.

(4)
Represents commercial portion of development opportunity for Solana Beach - Highway 101. A third party has been granted an option to acquire this property exercisable on or prior to December 22, 2019 for $9.43 million in consideration for a non-refundable $0.9 million option payment.

(5)
The Lloyd District Portfolio was acquired in 2011 consisting of approximately 600,000 rentable square feet on more than 16 acres located in the Lloyd District of Portland, Oregon. The portion of the property that has been designated for additional development to include a high density, transit oriented, mixed-use urban village, with the potential to be in excess of approximately three million square feet. The entitlement for such development opportunity allows a 12:1 Floor Area Ratio with a 250 foot height limit and provides for retail, office and/or multifamily development.  Additional development plans are in the early stages and will continue to progress as demand and economic conditions allow.

Second Quarter 2018 Supplemental Information	Page 21

PORTFOLIO DATA

Second Quarter 2018 Supplemental Information	Page 22

PROPERTY REPORT

As of June 30, 2018				Retail and Office Portfolios
				Net			Annualized
			Number	Rentable			Base Rent
		Year Built/	of	Square	Percentage	Annualized	per Leased
Property	Location	Renovated	Buildings	Feet (1)	Leased (2)	Base Rent (3)	Square Foot (4)	Retail Anchor Tenant(s) (5)	Other Principal Retail Tenants (6)
Retail Properties
Carmel Country Plaza	San Diego, CA	1991	9	78,098	93.4%	$3,741,648	$51.30		Sharp Healthcare, San Diego County Credit Union
Carmel Mountain Plaza (7)	San Diego, CA	1994/2014	15	528,416	98.2	12,774,419	24.62	Sears	Dick's Sporting Goods, Saks Fifth Avenue Off 5th
South Bay Marketplace (7)	San Diego, CA	1997	9	132,877	100.0	2,420,211	18.21		Ross Dress for Less, Grocery Outlet
Gateway Marketplace	San Diego, CA	1997/2016	3	127,861	98.7	2,440,385	19.34	Hobby Lobby	Smart & Final, Aldi
Lomas Santa Fe Plaza	Solana Beach, CA	1972/1997	9	209,569	97.3	5,966,273	29.26		Vons, Home Goods
Solana Beach Towne Centre	Solana Beach, CA	1973/2000/2004	12	246,730	97.2	6,032,913	25.16		Dixieline Probuild, Marshalls
Del Monte Center (7)	Monterey, CA	1967/1984/2006	16	673,572	98.6	11,515,257	17.34	Macy's, KLA Monterrey	Century Theatres, Macy's Furniture Gallery
Geary Marketplace	Walnut Creek, CA	2012	3	35,156	100.0	1,226,982	34.90		Sprouts Farmer Market, Freebirds Wild Burrito
The Shops at Kalakaua	Honolulu, HI	1971/2006	3	11,671	100.0	1,981,378	169.77		Hawaii Beachware & Fashion, Diesel U.S.A. Inc.
Waikele Center	Waipahu, HI	1993/2008	9	537,637	90.7	15,598,934	31.99	Lowe's	UFC Gym, Old Navy
Alamo Quarry Market (7)	San Antonio, TX	1997/1999	16	588,970	98.8	14,428,799	24.80	Regal Cinemas	Bed Bath & Beyond, Whole Foods Market
Hassalo on Eighth	Portland, OR	2015	3	44,153	76.6	1,070,462	31.65		Providence Health & Services, Green Zebra Grocery
Subtotal/Weighted Average Retail Portfolio			107	3,214,710	96.7%	$79,197,661	$25.48
Office Properties
Torrey Reserve Campus	San Diego, CA	1996-2000/2014-2016	14	516,677	84.0%	$19,327,359	$44.53
Solana Beach Corporate Centre	Solana Beach, CA	1982/2005	4	212,633	84.9	6,970,194	38.61
The Landmark at One Market (8)	San Francisco, CA	1917/2000	1	419,371	100.0	26,733,174	63.75
One Beach Street	San Francisco, CA	1924/1972/1987/1992	1	97,614	100.0	4,266,762	43.71
First & Main	Portland, OR	2010	1	360,641	98.7	11,171,750	31.39
Lloyd District Portfolio	Portland, OR	1940-2015	2	459,200	97.1	11,586,854	25.99
City Center Bellevue	Bellevue, WA	1987	1	495,800	94.8	15,545,873	33.08
Subtotal/Weighted Average Office Portfolio			24	2,561,936	93.8%	$95,601,966	$39.78
Total/Weighted Average Retail and Office Portfolio			131	5,776,646	95.4%	$174,799,627	$31.72

Second Quarter 2018 Supplemental Information	Page 23

PROPERTY REPORT (CONTINUED)

As of June 30, 2018
			Number				Average Monthly
		Year Built/	of		Percentage	Annualized	Base Rent per
Property	Location	Renovated	Buildings	Units	Leased (2)	Base Rent (3)	Leased Unit (4)
Loma Palisades	San Diego, CA	1958/2001-2008	80	548	99.3%	$13,423,164	$2,056
Imperial Beach Gardens	Imperial Beach, CA	1959/2008	26	160	98.1	3,663,048	$1,945
Mariner's Point	Imperial Beach, CA	1986	8	88	97.7	1,773,576	$1,719
Santa Fe Park RV Resort (9)	San Diego, CA	1971/2007-2008	1	126	82.8	1,825,680	$1,458
Pacific Ridge Apartments	San Diego, CA	2013	3	533	88.2	15,842,244	$2,808
Hassalo on Eighth - Velomor	Portland, OR	2015	1	177	94.9	3,268,236	$1,621
Hassalo on Eighth - Aster Tower	Portland, OR	2015	1	337	95.6	6,449,628	$1,668
Hassalo on Eighth - Elwood	Portland, OR	2015	1	143	93.0	2,500,788	$1,567
Total/Weighted Average Multifamily Portfolio			121	2,112	93.9%	$48,746,364	$2,048

Mixed-Use Portfolio
			Number	Net Rentable			Annualized Base
		Year Built/	of	Square	Percentage	Annualized	Rent per Leased	Retail
Retail Portion	Location	Renovated	Buildings	Feet (1)	Leased (2)	Base Rent (3)	Square Foot (4)	Anchor Tenant(s) (5)	Other Principal Retail Tenants (6)
Waikiki Beach Walk - Retail	Honolulu, HI	2006	3	96,707	95.9%	$10,610,601	$114.41		Yard House, Roy's

			Number				Annualized
		Year Built/	of		Average	Average	Revenue per
Hotel Portion	Location	Renovated	Buildings	Units	Occupancy (10)	Daily Rate(10)	Available Room (10)
Waikiki Beach Walk - Embassy Suites™	Honolulu, HI	2008/2014	2	369	93.7%	$302.74	$283.80
Notes:

(1)
The net rentable square feet for each of our retail properties and the retail portion of our mixed-use property is the sum of (1) the square footages of existing leases, plus (2) for available space, the field-verified square footage. The net rentable square feet for each of our office properties is the sum of (1) the square footages of existing leases, plus (2) for available space, management’s estimate of net rentable square feet based, in part, on past leases. The net rentable square feet included in such office leases is generally determined consistently with the Building Owners and Managers Association, or BOMA, 1996 measurement guidelines. Net rentable square footage may be adjusted from the prior periods to reflect re-measurement of leased space at the properties.

(2)
Percentage leased for each of our retail and office properties and the retail portion of the mixed-use property includes square footage under leases as of June 30, 2018, including leases which may not have commenced as of June 30, 2018. Percentage leased for our multifamily properties includes total units rented as of June 30, 2018.

(3)
Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements)) for the month ended June 30, 2018 by 12. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses.

(4)
Annualized base rent per leased square foot is calculated by dividing annualized base rent, by square footage under lease as of June 30, 2018. Annualized base rent per leased unit is calculated by dividing annualized base rent by units under lease as of June 30, 2018.

(5)	Retail anchor tenants are defined as retail tenants leasing 50,000 square feet or more.

(6)	Other principal retail tenants are defined as the two tenants leasing the most square footage, excluding anchor tenants.
(7)    Net rentable square feet at certain of our retail properties includes pad sites leased pursuant to the ground leases in the following table:

Property	Number of Ground Leases	Square Footage Leased Pursuant to Ground Leases	Aggregate Annualized Base Rent
Carmel Mountain Plaza	6	125,477	$1,193,816
South Bay Marketplace	1	2,824	$102,276
Del Monte Center	1	212,500	$96,000
Alamo Quarry Market	4	31,994	$497,776

(8)
This property contains 419,371 net rentable square feet consisting of the Landmark at One Market (375,151 net rentable square feet) as well as a separate long-term leasehold interest in approximately 44,220 net rentable square feet of space located in an adjacent six-story leasehold known as the Annex. We currently lease the Annex from an affiliate of the Paramount Group pursuant to a long-term master lease effective through June 30, 2021, which we have the option to extend until 2031 pursuant to two five-year extension options.

(9)
The Santa Fe Park RV Resort is subject to seasonal variation, with higher rates of occupancy occurring during the summer months. During the 12 months ended June 30, 2018, the highest average monthly occupancy rate for this property was 93%, occurring in July 2017. The number of units at the Santa Fe Park RV Resort includes 122 RV spaces and four apartments.

(10)
Average occupancy represents the percentage of available units that were sold during the three months ended June 30, 2018, and is calculated by dividing the number of units sold by the product of the total number of units and the total number of days in the period. Average daily rate represents the average rate paid for the units sold and is calculated by dividing the total room revenue (i.e., excluding food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services) for the three months ended June 30, 2018 by the number of units sold. Revenue per available room, or RevPAR, represents the total unit revenue per total available units for the three months ended June 30, 2018 and is calculated by multiplying average occupancy by the average daily rate. RevPAR does not include food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services.

Second Quarter 2018 Supplemental Information	Page 24

RETAIL LEASING SUMMARY

As of June 30, 2018
Total Lease Summary - Comparable (1)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
2nd Quarter 2018	15	100%	66,415	$39.54	$39.05	$32,852	1.3%	14.1%	8.1	$660,600	$9.95
1st Quarter 2018	19	100%	43,241	$48.67	$50.78	$(91,403)	(4.2)%	7.7%	5.8	$454,375	$10.51
4th Quarter 2017	14	100%	44,766	$48.33	$35.83	$559,608	34.9%	51.8%	5.6	$342,100	$7.64
3rd Quarter 2017	11	100%	24,190	$52.06	$52.70	$(15,496)	(1.2)%	8.4%	5.4	$335,000	$13.85
Total 12 months	59	100%	178,612	$45.65	$42.93	$485,561	6.3%	19.5%	6.6	$1,792,075	$10.03
New Lease Summary - Comparable (1)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
2nd Quarter 2018	4	27%	7,986	$67.30	$74.97	$(61,197)	(10.2)%	(4.1)%	8.4	$660,600	$82.72
1st Quarter 2018	3	16%	8,077	$53.15	$67.94	$(119,469)	(21.8)%	(14.8)%	9.3	$377,000	$46.68
4th Quarter 2017	3	21%	9,244	$37.51	$41.09	$(33,096)	(8.7)%	2.5%	9.6	$287,100	$31.06
3rd Quarter 2017	1	9%	4,785	$21.91	$25.00	$(14,771)	(12.3)%	(2.5)%	10.2	$275,000	$57.47
Total 12 months	11	19%	30,092	$47.13	$54.73	$(228,533)	(13.9)%	(5.9)%	9.3	$1,599,700	$53.16
Renewal Lease Summary - Comparable (1)(5)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
2nd Quarter 2018	11	73%	58,429	$35.75	$34.14	$94,049	4.7%	19.9%	8.1	$—	$0.00
1st Quarter 2018	16	84%	35,164	$47.64	$46.84	$28,066	1.7%	15.5%	5.0	$77,375	$2.20
4th Quarter 2017	11	79%	35,522	$51.14	$34.46	$592,704	48.4%	67.6%	4.6	$55,000	$1.55
3rd Quarter 2017	10	91%	19,405	$59.49	$59.53	$(725)	(0.1)%	9.6%	4.3	$60,000	$3.09
Total 12 months	48	81%	148,520	$45.35	$40.54	$714,094	11.9%	26.7%	6.0	$192,375	$1.30
Total Lease Summary - Comparable and Non-Comparable (1)
	Number of Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
2nd Quarter 2018	19	74,650	$37.94	7.8	$849,831	$11.38
1st Quarter 2018	22	47,468	$49.78	5.7	$614,375	$12.94
4th Quarter 2017	17	53,660	$45.58	5.2	$537,393	$10.01
3rd Quarter 2017	12	24,711	$54.61	5.5	$365,000	$14.77
Total 12 months	70	200,489	$44.84	6.3	$2,366,599	$11.80
Notes:

(1)	Comparable leases represent those leases signed on spaces for which there was a previous lease, including leases signed for the retail portion of our mixed-use property.

(2)	Contractual rent represents contractual minimum rent under the new lease for the first twelve months of the term.

(3)	Prior rent represents the minimum rent paid under the previous lease in the final twelve months of the term.

(4)	Weighted average is calculated on the basis of square footage.

(5)	Excludes renewals at fixed contractual rates specified in the lease.

Second Quarter 2018 Supplemental Information	Page 25

OFFICE LEASING SUMMARY

As of June 30, 2018
Total Lease Summary - Comparable (1)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
2nd Quarter 2018	15	100%	113,182	$43.18	$37.06	$692,640	16.5%	28.8%	6.9	$4,839,775	$42.76
1st Quarter 2018	16	100%	207,056	$64.22	$57.52	$1,386,716	11.6%	29.8%	7.5	$11,165,819	$53.93
4th Quarter 2017	5	100%	20,249	$55.87	$50.26	$113,671	11.2%	21.4%	4.6	$204,298	$10.09
3rd Quarter 2017	13	100%	68,920	$46.49	$42.17	$297,954	10.3%	14.5%	5.2	$1,519,653	$22.05
Total 12 months	49	100%	409,407	$55.01	$48.92	$2,490,981	12.4%	26.8%	6.8	$17,729,545	$43.31

New Lease Summary - Comparable (1)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
2nd Quarter 2018	2	13%	38,599	$47.58	$42.15	$209,915	12.9%	30.5%	9.8	$3,225,852	$83.57
1st Quarter 2018	9	56%	120,813	$54.81	$44.95	$1,190,208	21.9%	46.6%	9.5	$9,514,872	$78.76
4th Quarter 2017	2	40%	5,048	$45.00	$40.26	$23,950	11.8%	24.4%	4.2	$116,240	$23.03
3rd Quarter 2017	5	38%	20,253	$55.38	$47.81	$153,135	15.8%	26.0%	7.4	$877,719	$43.34
Total 12 months	18	37%	184,713	$53.09	$44.55	$1,577,208	19.2%	40.3%	9.2	$13,734,683	$74.36

Renewal Lease Summary - Comparable (1)(5)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
2nd Quarter 2018	13	87%	74,583	$40.89	$34.42	$482,725	18.8%	27.9%	5.5	$1,613,923	$21.64
1st Quarter 2018	7	44%	86,243	$77.40	$75.13	$196,508	3.0%	16.1%	4.7	$1,650,947	$19.14
4th Quarter 2017	3	60%	15,201	$59.49	$53.58	$89,721	11.0%	20.6%	4.7	$88,058	$5.79
3rd Quarter 2017	8	62%	48,667	$42.79	$39.81	$144,819	7.5%	8.7%	4.3	$641,934	$13.19
Total 12 months	31	63%	224,694	$56.57	$52.51	$913,773	7.7%	17.7%	4.9	$3,994,862	$17.78

Total Lease Summary - Comparable and Non-Comparable
	Number of Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
2nd Quarter 2018	24	156,521	$41.70	6.7	$6,900,810	$44.09
1st Quarter 2018	23	245,081	$61.39	7.4	$14,009,667	$57.16
4th Quarter 2017	7	27,858	$54.23	5.2	$694,348	$24.92
3rd Quarter 2017	22	123,140	$47.25	6.7	$5,133,674	$41.69
Total 12 months	76	552,600	$52.30	6.9	$26,738,499	$48.39
Notes:

(1)	Comparable leases represent those leases signed on spaces for which there was a previous lease.

(2)	Contractual rent represents contractual minimum rent under the new lease for the first twelve months of the term.

(3)	Prior rent represents the minimum rent paid under the previous lease in the final twelve months of the term.

(4)	Weighted average is calculated on the basis of square footage.

(5)	Excludes renewals at fixed contractual rates specified in the lease.

Second Quarter 2018 Supplemental Information	Page 26

MULTIFAMILY LEASING SUMMARY

As of June 30, 2018
Lease Summary - Loma Palisades
	Number of Leased Units	Percentage leased (1)		Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
2nd Quarter 2018	544	99.3%		$13,423,164	$2,056
1st Quarter 2018	512	93.4%		$12,558,516	$2,045
4th Quarter 2017	519	94.7%	(4)	$12,343,980	$1,982
3rd Quarter 2017	513	93.6%	(4)	$12,155,772	$1,975

Lease Summary - Imperial Beach Gardens
	Number of Leased Units	Percentage leased (1)		Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
2nd Quarter 2018	157	98.1%		$3,663,048	$1,945
1st Quarter 2018	149	93.1%		$3,521,508	$1,970
4th Quarter 2017	142	88.8%		$3,479,904	$2,041
3rd Quarter 2017	156	97.5%		$3,652,080	$1,951

Lease Summary - Mariner's Point
	Number of Leased Units	Percentage leased (1)		Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
2nd Quarter 2018	86	97.7%		$1,773,576	$1,719
1st Quarter 2018	81	92.1%		$1,610,880	$1,656
4th Quarter 2017	86	97.7%		$1,617,300	$1,568
3rd Quarter 2017	85	96.6%		$1,737,624	$1,703

Lease Summary - Santa Fe Park RV Resort
	Number of Leased Units	Percentage leased (1)		Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
2nd Quarter 2018	104	82.8%		$1,825,680	$1,458
1st Quarter 2018	106	84.4%		$1,275,120	$999
4th Quarter 2017	94	74.6%		$1,002,180	$888
3rd Quarter 2017	84	67.0%		$1,238,664	$1,223

Lease Summary - Pacific Ridge Apartments
	Number of Leased Units	Percentage leased (1)		Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
2nd Quarter 2018	470	88.2%		$15,842,244	$2,808
1st Quarter 2018	493	92.5%		$16,052,556	$2,713
4th Quarter 2017	483	90.6%		$15,566,364	$2,686
3rd Quarter 2017	482	90.4%		$16,170,384	$2,797

Second Quarter 2018 Supplemental Information	Page 27

MULTIFAMILY LEASING SUMMARY (CONTINUED)

As of June 30, 2018
Lease Summary - Hassalo on Eighth - Velomor
	Number of Leased Units	Percentage leased (1)		Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
2nd Quarter 2018	168	94.9%		$3,268,236	$1,621
1st Quarter 2018	157	88.7%		$3,159,180	$1,677
4th Quarter 2017	167	94.4%		$3,236,304	$1,614
3rd Quarter 2017	165	93.2%		$3,301,416	$1,668

Lease Summary - Hassalo on Eighth - Aster Tower
	Number of Leased Units	Percentage leased (1)		Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
2nd Quarter 2018	322	95.6%		$6,449,628	$1,668
1st Quarter 2018	324	96.1%		$6,400,212	$1,647
4th Quarter 2017	325	96.4%		$6,283,308	$1,612
3rd Quarter 2017	316	93.8%		$6,444,420	$1,699

Lease Summary - Hassalo on Eighth - Elwood
	Number of Leased Units	Percentage leased (1)		Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
2nd Quarter 2018	133	93.0%		$2,500,788	$1,567
1st Quarter 2018	135	94.4%		$2,496,744	$1,541
4th Quarter 2017	122	85.3%		$2,198,088	$1,502
3rd Quarter 2017	128	89.5%		$2,465,736	$1,605

Total Multifamily Lease Summary
	Number of Leased Units	Percentage leased (1)		Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
2nd Quarter 2018	1,984	93.9%		$48,746,364	$2,048
1st Quarter 2018	1,957	92.7%		$47,074,716	$2,004
4th Quarter 2017	1,938	91.8%	(5)	$45,727,428	$1,965
3rd Quarter 2017	1,929	91.3%	(5)	$47,166,096	$2,038

Notes:

(1)	Percentage leased for our multifamily properties includes total units rented as of each respective quarter end date.

(2)	Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements)) as of each respective quarter end date.

(3)	Annualized base rent per leased unit is calculated by dividing annualized base rent, by units under lease as of each respective quarter end date.

(4)	Excluding the 21 units associated with the Loma Palisades repositioning, Loma Palisades was 98.5% and 97.3% leased at December 31, 2017 and September 30, 2017, respectively.

(5)	Excluding the 21 units associated with the Loma Palisades repositioning, Total Multifamily was 92.7% and 92.3% leased at December 31, 2017 and September 30, 2017, respectively.

Second Quarter 2018 Supplemental Information	Page 28

MIXED-USE LEASING SUMMARY

As of June 30, 2018

Lease Summary - Retail Portion
	Number of Leased Square Feet	Percentage leased (1)	Annualized Base Rent (2)	Annualized base Rent per Leased Square Foot (3)
Quarter
2nd Quarter 2018	92,777	95.9%	$10,610,601	$114
1st Quarter 2018	93,709	96.9%	$11,099,045	$118
4th Quarter 2017	93,684	96.9%	$10,513,637	$112
3rd Quarter 2017	90,650	93.7%	$10,058,429	$111

Lease Summary - Hotel Portion
	Number of Leased Units	Average Occupancy (4)	Average Daily Rate (4)	Annualized Revenue per Available Room (4)
Quarter
2nd Quarter 2018	346	93.7%	$303	$284
1st Quarter 2018	348	94.3%	$312	$295
4th Quarter 2017	340	92.2%	$298	$275
3rd Quarter 2017	352	95.3%	$340	$324
Notes:

(1)	Percentage leased for mixed-use property includes square footage under leases as of June 30, 2018, including leases which may not have commenced as of June 30, 2018.

(2)
Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements)) for the month ended June 30, 2018 by 12. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses.

(3)	Annualized base rent per leased square foot is calculated by dividing annualized base rent, by square footage under lease as of June 30, 2018.

(4)
Average occupancy represents the percentage of available units that were sold during the three months ended June 30, 2018, and is calculated by dividing the number of units sold by the product of the total number of units and the total number of days in the period. Average daily rate represents the average rate paid for the units sold and is calculated by dividing the total room revenue (i.e., excluding food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services) for each respective quarter period by the number of units sold. Revenue per available room, or RevPAR, represents the total unit revenue per total available units for each respective quarter period and is calculated by multiplying average occupancy by the average daily rate. RevPAR does not include food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services.

Second Quarter 2018 Supplemental Information	Page 29

LEASE EXPIRATIONS

As of June 30, 2018
Assumes no exercise of lease options
	Office					Retail				Mixed-Use (Retail Portion Only)				Total
			% of	% of	Annualized		% of	% of	Annualized		% of	% of	Annualized		% of	Annualized
	Expiring		Office	Total	Base Rent	Expiring	Retail	Total	Base Rent	Expiring	Mixed-Use	Total	Base Rent	Expiring	Total	Base Rent
Year	Sq. Ft.		Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)
Month to Month	22,131		0.9%	0.4%	$10.18	21,587	0.7%	0.4%	$33.91	1,830	1.9%	—%	$28.28	45,548	0.8%	$22.15
2018	115,988		4.5	2.0	$32.34	178,904	5.6	3.0	$38.81	6,673	6.9	0.1	$133.12	301,565	5.1	$38.41
2019	265,479		10.4	4.5	$46.02	337,326	10.5	5.7	$29.30	13,776	14.2	0.2	$116.24	616,581	10.5	$38.44
2020	375,647		14.7	6.4	$43.63	283,984	8.8	4.8	$26.91	19,930	20.6	0.3	$58.47	679,561	11.6	$37.08
2021	306,262		12.0	5.2	$45.51	183,695	5.7	3.1	$43.43	14,843	15.3	0.3	$216.69	504,800	8.6	$49.79
2022	245,511		9.6	4.2	$47.85	438,515	13.6	7.5	$29.35	5,481	5.7	0.1	$209.49	689,507	11.7	$37.37
2023	348,425	(2)	13.6	5.9	$47.86	404,368	12.6	6.9	$18.42	4,330	4.5	0.1	$44.49	757,123	12.9	$32.12
2024	93,136		3.6	1.6	$47.23	207,885	6.5	3.5	$27.34	1,027	1.1	—	$229.56	302,048	5.1	$34.16
2025	235,004		9.2	4.0	$33.04	182,366	5.7	3.1	$22.62	1,010	1.0	—	$244.28	418,380	7.1	$29.01
2026	35,561		1.4	0.6	$32.73	101,045	3.1	1.7	$25.84	—	—	—	—	136,606	2.3	$27.63
2027	15,459		0.6	0.3	$50.66	120,100	3.7	2.0	$27.42	13,118	13.6	0.2	$73.51	148,677	2.5	$33.90
Thereafter	197,388	(3)	7.7	3.4	$33.19	631,749	19.7	10.8	$15.81	6,914	7.1	0.1	$130.17	836,051	14.2	$20.86
Signed Leases Not Commenced	146,930		5.7	2.5	—	17,484	0.5	0.3	—	3,845	4.0	0.1	—	168,259	2.9	—
Available	159,015		6.2	2.7	—	105,702	3.3	1.8	—	3,930	4.1	0.1	—	268,647	4.6	—
Total (4)	2,561,936		100.0%	43.6%	$37.32	3,214,710	100.0%	54.7%	$24.64	96,707	100.0%	1.6%	$109.72	5,873,353	100.0%	$31.57

Assumes all lease options are exercised
	Office					Retail				Mixed-Use (Retail Portion Only)				Total
			% of	% of	Annualized		% of	% of	Annualized		% of	% of	Annualized		% of	Annualized
	Expiring		Office	Total	Base Rent	Expiring	Retail	Total	Base Rent	Expiring	Mixed-Use	Total	Base Rent	Expiring	Total	Base Rent
Year	Sq. Ft.		Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)
Month to Month	22,131		0.9%	0.4%	$10.18	21,587	0.7%	0.4%	$33.91	1,830	1.9%	—%	$28.28	45,548	0.8%	$22.15
2018	115,988		4.5	2.0	$32.34	174,542	5.4	3.0	$38.73	6,673	6.9	0.1	$133.12	297,203	5.1	$38.36
2019	120,946		4.7	2.1	$40.06	103,991	3.2	1.8	$36.46	8,374	8.7	0.1	$140.24	233,311	4.0	$42.05
2020	160,166		6.3	2.7	$43.22	157,446	4.9	2.7	$22.89	2,568	2.7	—	$107.45	320,180	5.5	$33.74
2021	59,033		2.3	1.0	$40.78	104,327	3.2	1.8	$46.16	14,843	15.3	0.3	$216.69	178,203	3.0	$58.58
2022	80,857		3.2	1.4	$44.99	98,913	3.1	1.7	$34.84	5,911	6.1	0.1	$208.56	185,681	3.2	$44.79
2023	123,131		4.8	2.1	$36.37	55,353	1.7	0.9	$34.56	4,330	4.5	0.1	$44.49	182,814	3.1	$36.01
2024	59,755		2.3	1.0	$42.96	212,993	6.6	3.6	$28.45	1,027	1.1	—	$229.56	273,775	4.7	$32.37
2025	173,150		6.8	2.9	$36.04	110,591	3.4	1.9	$28.39	1,010	1.0	—	$244.28	284,751	4.8	$33.81
2026	165,440		6.5	2.8	$36.81	40,266	1.3	0.7	$44.57	—	—	—	—	205,706	3.5	$38.33
2027	79,850		3.1	1.4	$37.46	154,233	4.8	2.6	$28.68	13,118	13.6	0.2	$73.51	247,201	4.2	$33.90
Thereafter	1,095,544	(2)(3)	42.8	18.7	$46.96	1,857,282	57.8	31.6	$20.85	29,248	30.2	0.5	$72.88	2,982,074	50.8	$30.95
Signed Leases Not Commenced	146,930		5.7	2.5	—	17,484	0.5	0.3	—	3,845	4.0	0.1	—	168,259	2.9	—
Available	159,015		6.2	2.7	—	105,702	3.3	1.8	—	3,930	4.1	0.1	—	268,647	4.6	—
Total (4)	2,561,936		100.0%	43.6%	$37.32	3,214,710	100.0%	54.7%	$24.64	96,707	100.0%	1.6%	$109.72	5,873,353	100.0%	$31.57

Second Quarter 2018 Supplemental Information	Page 30

LEASE EXPIRATIONS (CONTINUED)

As of June 30, 2018

Notes:

(1)
Annualized base rent per leased square foot is calculated by dividing (i) annualized base rent for leases expiring during the applicable period, by (ii) square footage under such expiring leases. Annualized base rent is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) for the month ended June 30, 2018 for the leases expiring during the applicable period by (ii) 12 months.

(2)
The expirations include 19,126 square feet leased by EisnerAmper LLP at The Landmark at One Market through December 31, 2018, for which Autodesk, Inc. has signed an agreement to lease such space beginning January 1, 2019 through December 31, 2023 with options to extend the lease through December 31, 2033.

(3)
The expirations include 29,881 square feet leased by Vistage Worldwide, Inc at Torrey Reserve Campus through June 30, 2018, for which Perkins Coie, LLP has signed an agreement to lease such space beginning January 1, 2019 through December 31, 2028 with options to extend the lease through December 31, 2038.

(4)	Individual items may not add up to total due to rounding.

Second Quarter 2018 Supplemental Information	Page 31

PORTFOLIO LEASED STATISTICS

	At June 30, 2018					At June 30, 2017
Type	Size		Leased (1)		Leased %	Size		Leased (1)		Leased %
Overall Portfolio(2) Statistics
Retail Properties (square feet)	3,214,710		3,109,008		96.7%	3,089,155		2,991,472		96.8%
Office Properties (square feet)	2,561,936		2,402,921		93.8%	2,681,637		2,378,353		88.7%
Multifamily Properties (units)	2,112		1,984		93.9%	2,112		1,955		92.6%	(3)
Mixed-Use Properties (square feet)	96,707		92,777		95.9%	96,707		92,564		95.7%
Mixed-Use Properties (units)	369		347	(4)	94.0%	369		337	(4)	91.3%

Same-Store(2) Statistics
Retail Properties (square feet)	2,549,212	(5)	2,495,260		97.9%	2,551,518	(5)	2,503,885		98.1%
Office Properties (square feet)	2,561,936		2,402,921		93.8%	2,558,952		2,378,353		92.9%
Multifamily Properties (units)	1,579	(6)	1,514		95.9%	1,579	(6)	1,453		92.0%	(3)
Mixed-Use Properties (square feet)	96,707		92,777		95.9%	96,707		92,564		95.7%
Mixed-Use Properties (units)	369		347	(4)	94.0%	369		337	(4)	91.3%

Notes:

(1)
Leased square feet includes square feet under lease as of each date, including leases which may not have commenced as of that date. Leased units for our multifamily properties include total units rented as of that date.

(2)	See Glossary of Terms.

(3)	Excluding the 21 units associated with the Loma Palisades repositioning, total multifamily was 93.5% leased and same-store multifamily was 93.3% leased at June 30, 2017.

(4)	Represents average occupancy for the six months ended June 30, 2018 and 2017.

(5)
The same-store portfolio includes the Forever 21 building at Del Monte Center which we acquired on September 1, 2017 after previously owning the underlying land. The same-store portfolio excludes Gateway Marketplace (acquired on July 6, 2017) and Waikele Center (due to significant redevelopment activity).

(6)	The same-store portfolio excludes the Pacific Ridge Apartments, as it was acquired on April 28, 2017.

Second Quarter 2018 Supplemental Information	Page 32

TOP TENANTS - RETAIL

As of June 30, 2018
	Tenant	Property(ies)	Lease Expiration	Total Leased Square Feet	Rentable Square Feet as a Percentage of Total Retail	Rentable Square Feet as a Percentage of Total	Annualized Base Rent	Annualized Base Rent as a Percentage of Total Retail	Annualized Base Rent as a Percentage of Total
1	Lowe's	Waikele Center	5/31/2028	155,000	4.8%	2.6%	$3,720,000	4.7%	2.0%
2	Nordstrom Rack	Carmel Mountain Plaza, Alamo Quarry Market	9/30/2022 10/31/2022	69,047	2.1	1.2	2,189,648	2.8	1.2
3	Sprouts Farmers Market	Solana Beach Towne Centre, Carmel Mountain Plaza, Geary Marketplace	6/30/2019 3/31/2025 9/30/2032	71,431	2.2	1.2	1,919,436	2.4	1.0
4	Vons	Lomas Santa Fe Plaza	12/31/2022	49,895	1.6	0.8	1,399,205	1.8	0.8
5	Old Navy	Waikele Center, South Bay Marketplace, Alamo Quarry Market	7/31/2020 4/30/2021 9/30/2022	59,780	1.9	1.0	*	*	*
6	Marshalls	Solana Beach Towne Centre, Carmel Mountain Plaza,	1/31/2025 1/31/2029	68,055	2.1	1.2	1,335,447	1.7	0.7
7	Regal Cinemas	Alamo Quarry Market	3/31/2023	72,447	2.3	1.2	1,231,599	1.6	0.7
8	Michaels	Carmel Mountain Plaza, Alamo Quarry Plaza	1/31/2024 2/29/2028	46,850	1.5	0.8	1,022,103	1.3	0.6
9	Angelika Film Center	Carmel Mountain Plaza	1/31/2024	34,561	1.1	0.6	958,657	1.2	0.5
10	Saks Fifth Avenue Off 5th	Carmel Mountain Plaza	5/31/2024	40,594	1.3	0.7	939,345	1.2	0.5
	Top 10 Retail Tenants Total			667,660	20.9%	11.3%	$14,715,440	18.7%	8.0%

*	Data withheld at tenant's request.

Second Quarter 2018 Supplemental Information	Page 33

TOP TENANTS - OFFICE

As of June 30, 2018
	Tenant	Property	Lease Expiration	Total Leased Square Feet	Rentable Square Feet as a Percentage of Total Office	Rentable Square Feet as a Percentage of Total	Annualized Base Rent	Annualized Base Rent as a Percentage of Total Office	Annualized Base Rent as a Percentage of Total
1	salesforce.com	The Landmark at One Market	6/30/2019 4/30/2020 5/31/2021	254,118	9.9%	4.3%	$14,798,884	15.5%	8.0%
2	Autodesk, Inc.	The Landmark at One Market	12/31/2022 12/31/2023	114,664	4.5	2.0	9,547,099	10.0	5.1
3	Veterans Benefits Administration	First & Main	8/31/2020	93,572	3.7	1.6	3,006,453	3.1	1.6
4	Clearesult Operating, LLC	First & Main	4/30/2025	101,848	4.0	1.7	2,735,895	2.9	1.5
5	State of Oregon: Department of Environmental Quality	Lloyd District Portfolio	10/31/2031	87,787	3.4	1.5	2,531,777	2.6	1.4
6	Alliant International University	One Beach Street	10/31/2019	64,161	2.5	1.1	2,447,368	2.6	1.3
7	VMWare, Inc.	City Center Bellevue	11/30/2022	54,614	2.1	0.9	2,343,003	2.5	1.3
8	Treasury Call Center	First & Main	8/31/2020	63,648	2.5	1.1	2,184,302	2.3	1.2
9	California Bank & Trust	Torrey Reserve Campus	2/29/2024	34,731	1.4	0.6	1,807,609	1.9	1.0
10	Troutman Sanders LLP	Torrey Reserve Campus First & Main	11/30/2019 4/30/2025	33,812	1.3	0.6	1,576,654	1.6	0.9
	Top 10 Office Tenants Total			902,955	35.3%	15.4%	$42,979,044	45.0%	23.3%

Second Quarter 2018 Supplemental Information	Page 34

APPENDIX

Second Quarter 2018 Supplemental Information	Page 35

GLOSSARY OF TERMS

Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA): EBITDA is a non-GAAP measure that means net income or loss plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate and impairments of real estate, if any. EBITDA is presented because it approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDA for the three and six months ended June 30, 2018 and 2017 is as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Net income	$4,413	$7,588	$3,722	$17,896
Depreciation and amortization	32,868	24,182	66,147	42,168
Interest expense	12,688	12,652	26,508	25,983
Interest income	(23)	(113)	(163)	(260)
Income tax expense/(benefit)	171	(79)	106	(242)
EBITDA	$50,117	$44,230	$96,320	$85,545

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP measure that begins with EBITDA and includes adjustments for certain items that we believe are not representative of ongoing operating performance. Specifically, we include a pro forma adjustment to reflect a full period of NOI on the operating properties we acquire during the quarter, to assume all transactions occurred at the beginning of the quarter. We use Adjusted EBITDA as a supplemental performance measure because we believe these items create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability regarding future earnings potential.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
EBITDA	$50,117	$44,230	$96,320	$85,545
Pro forma adjustments	—	814	—	814
Adjusted EBITDA	$50,117	$45,044	$96,320	$86,359

Earnings Before Interest, Taxes, Depreciation, and Amortization for Real Estate (EBITDAre): EBITDAre is a supplemental non-GAAP measure of real estate companies' operating performances. The National Association of Real Estate Investment Trusts (NAREIT) defines EBITDAre as follows: net income or loss, computed in accordance with GAAP plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate including gain or loss on change of control, impairments of real estate, and adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates, if any. EBITDAre is presented because it approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDAre for the three and six months ended June 30, 2018 and 2017 is as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Net income	$4,413	$7,588	$3,722	$17,896
Depreciation and amortization	32,868	24,182	66,147	42,168
Interest expense	12,688	12,652	26,508	25,983
Interest income	(23)	(113)	(163)	(260)
Income tax expense/(benefit)	171	(79)	106	(242)
EBITDAre	$50,117	$44,230	$96,320	$85,545

Second Quarter 2018 Supplemental Information	Page 36

GLOSSARY OF TERMS (CONTINUED)

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies' operating performances. The National Association of Real Estate Investment Trusts (NAREIT) defines FFO as follows: net income, computed in accordance with GAAP plus depreciation and amortization of real estate assets and excluding extraordinary items, gains and losses on sale of real estate and impairment losses. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance primarily because it excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.

Funds Available for Distribution (FAD): FAD is a supplemental measure of our liquidity. We compute FAD by subtracting from FFO As Adjusted tenant improvements, leasing commissions and maintenance capital expenditures, eliminating the net effect of straight-line rents, amortization of above (below) market rents for acquisition properties, the effects of other lease intangibles, adding noncash amortization of deferred financing costs and debt fair value adjustments, adding noncash compensation expense, and adding (subtracting) unrealized losses (gains) on marketable securities. FAD provides an additional perspective on our ability to fund cash needs and make distributions by adjusting FFO for the impact of certain cash and noncash items, as well as adjusting FFO for recurring capital expenditures and leasing costs. However, other REITs may use different methodologies for calculating FAD and, accordingly, our FAD may not be comparable to other REITs.

Net Operating Income (NOI): We define NOI as operating revenues (rental income, tenant reimbursements, lease termination fees, ground lease rental income and other property income) less property and related expenses (property expenses, ground lease expense, property marketing costs, real estate taxes and insurance). NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expense, other nonproperty income and losses, gains and losses from property dispositions, extraordinary items, tenant improvements and leasing commissions. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. Since NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, gains and losses from property dispositions, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. However, NOI should not be viewed as an alternative measure of our financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact our results from operations.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Reconciliation of NOI to net income	2018	2017	2018	2017
Total NOI	$55,513	$49,361	$107,279	$95,758
General and administrative	(5,396)	(5,131)	(10,963)	(10,213)
Depreciation and amortization	(32,868)	(24,182)	(66,147)	(42,168)
Operating Income	$17,249	$20,048	$30,169	$43,377
Interest expense	(12,688)	(12,652)	(26,508)	(25,983)
Other income, net	(148)	192	61	502
Net income	$4,413	$7,588	$3,722	$17,896
Net income attributable to restricted shares	(216)	(61)	(144)	(121)
Net income attributable to unitholders in the Operating Partnership	(1,125)	(2,008)	(959)	(4,869)
Net income attributable to American Assets Trust, Inc. stockholders	$3,072	$5,519	$2,619	$12,906

Overall Portfolio: Includes all operating properties owned by us as of June 30, 2018.

Cash NOI: We define cash NOI as operating revenues (rental income, tenant reimbursements, lease termination fees, ground lease rental income and other property income) less property and related expenses (property expenses, ground lease expense, property marketing costs, real estate taxes and insurance), adjusted for non-cash revenue and operating expense items such as straight-line rent, amortization of lease intangibles, amortization of lease incentives and other adjustments. Cash NOI also excludes general and administrative expenses, depreciation and amortization, interest expense, other non-property income and losses, acquisition-related expense, gains and losses from property dispositions, extraordinary items, tenant improvements, and leasing commissions. Other REITs may use different methodologies for calculating cash NOI, and accordingly, our cash NOI may not be comparable to the cash NOIs of other REITs. We believe cash NOI provides useful information to investors regarding the company's financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level, and when compared across periods, can be used to determine trends in earnings of the company's properties as this measure is not affected by (1) the non-cash revenue and expense recognition items, (2) the cost of funds of the property owner, (3) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP or (4) general and administrative expenses and other gains and losses that are specific to the property owner. We believe the exclusion of these items from net (loss) income is useful because the resulting measure captures the actual revenue generated and actual expenses incurred in operating the company's properties as well as trends in occupancy rates, rental rates and operating costs. Cash NOI is

Second Quarter 2018 Supplemental Information	Page 37

GLOSSARY OF TERMS (CONTINUED)

a measure of the operating performance of the company's properties but does not measure the company's performance as a whole. Cash NOI is therefore not a substitute for net income as computed in accordance with GAAP. A Reconciliation of Total Cash NOI to Operating Income is presented below:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Reconciliation of Total Cash NOI to Net Income	2018	2017	2018	2017
Total Cash NOI	$57,537	$49,128	$109,041	$94,469
Non-cash revenue and other operating expenses (1)	(2,024)	233	(1,762)	1,289
General and administrative	(5,396)	(5,131)	(10,963)	(10,213)
Depreciation and amortization	(32,868)	(24,182)	(66,147)	(42,168)
Operating income	$17,249	$20,048	$30,169	$43,377
Interest expense	(12,688)	(12,652)	(26,508)	(25,983)
Other income, net	(148)	192	61	502
Net income	$4,413	$7,588	$3,722	$17,896

(1)
Represents adjustments related to the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances; the amortization of above (below) market rents, the amortization of lease incentives paid to tenants, the amortization of other lease intangibles, lease termination fees at City Center Bellevue, and straight-line rent expense for our leases of the Annex at The Landmark at One Market and retail space at Waikiki Beach Walk - Retail.

Same-Store Cash NOI Comparison with Redevelopment: As noted below in the definition of Same-Store, Non-Same Store and Redevelopment Same-Store, information provided on a redevelopment same-store basis includes the results of properties undergoing significant redevelopment for the entirety or portion of both periods being compared. Redevelopment same-store is considered by management to be an important measure because it assists in eliminating disparities due to the redevelopment of properties during the particular period presented, and thus provides a more consistent performance measure for the comparison of the Company's stabilized and redevelopment properties, as applicable. Additionally, redevelopment same-store is considered by management to be an important measure because it assists in evaluating the timing of the start and stabilization of our redevelopment opportunities and the impact that these redevelopments have in enhancing our operating performance. We present Same-Store Cash NOI Comparison with Redevelopment using cash NOI to evaluate and compare the operating performance of the company's properties, as defined above. A reconciliation of Same-Store Cash NOI Comparison with Redevelopment on a cash basis to operating income is presented below:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Reconciliation of Same-Store Cash NOI Comparison with Redevelopment to Operating Income	2018	2017	2018	2017
Same-Store Cash NOI (1)	$46,258	$43,324	$89,989	$84,944
Redevelopment Cash NOI (2)	3,683	3,828	7,401	7,513
Same-Store Cash NOI with Redevelopment	49,941	47,152	97,390	92,457
Tenant improvement reimbursements	3,090	120	3,957	174
Total Same-Store Cash NOI with Redevelopment	$53,031	$47,272	$101,347	$92,631
Non-Same Store Cash NOI	4,506	1,856	7,694	1,838
Total Cash NOI	$57,537	$49,128	$109,041	$94,469
Non-cash revenue and other operating expenses (3)	(2,024)	233	(1,762)	1,289
General and administrative	(5,396)	(5,131)	(10,963)	(10,213)
Depreciation and amortization	(32,868)	(24,182)	(66,147)	(42,168)
Operating income	$17,249	$20,048	$30,169	$43,377
Interest expense	(12,688)	(12,652)	(26,508)	(25,983)
Other income, net	(148)	192	61	502
Net income	$4,413	$7,588	$3,722	$17,896

(1)
Same-store includes the Forever 21 building at Del Monte Center which we acquired on September 1, 2017 after previously owning the underlying land. Same-store excludes (i) the Pacific Ridge Apartments, which was acquired on April 28, 2017; (ii) Gateway Marketplace, which was acquired on July 6, 2017; (iii) Waikele Center, due to significant redevelopment activity; and (iv) land held for development.

(2)	Redevelopment property refers to Waikele Center and Lloyd District Portfolio - Land.

Second Quarter 2018 Supplemental Information	Page 38

GLOSSARY OF TERMS (CONTINUED)

(3)
Represents adjustments related to the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances; the amortization of above (below) market rents, the amortization of lease incentives paid to tenants, the amortization of other lease intangibles, lease termination fees at City Center Bellevue, and straight-line rent expense for our leases of the Annex at The Landmark at One Market and retail space at Waikiki Beach Walk - Retail.

Second Quarter 2018 Supplemental Information	Page 39

GLOSSARY OF TERMS (CONTINUED)

Same-Store Portfolio, Non-Same Store Portfolio and Redevelopment Same-Store: Information provided on a same-store basis includes the results of properties that we owned and operated for the entirety of both periods being compared except for properties for which significant redevelopment or expansion occurred during either of the periods being compared, properties under development, properties classified as held for development and properties classified as discontinued operations. Information provided on a redevelopment same-store basis includes the results of properties undergoing significant redevelopment for the entirety or portion of both periods being compared. The following table shows the properties included in the same-store, non-same store and redevelopment same-store portfolio for the comparative periods presented.

	Comparison of Three Months Ended			Comparison of Six Months Ended
	June 30, 2018 to 2017			June 30, 2018 to 2017
	Same-Store	Non Same-Store	Redevelopment Same-Store	Same-Store	Non Same-Store	Redevelopment Same-Store
Retail Properties
Carmel Country Plaza	X		X	X		X
Carmel Mountain Plaza	X		X	X		X
South Bay Marketplace	X		X	X		X
Gateway Marketplace		X			X
Lomas Santa Fe Plaza	X		X	X		X
Solana Beach Towne Centre	X		X	X		X
Del Monte Center (1)	X		X	X		X
Geary Marketplace	X		X	X		X
The Shops at Kalakaua	X		X	X		X
Waikele Center		X	X		X	X
Alamo Quarry Market	X		X	X		X
Hassalo on Eighth - Retail	X		X	X		X
Office Properties
Torrey Reserve Campus	X		X	X		X
Solana Beach Corporate Centre	X		X	X		X
The Landmark at One Market	X		X	X		X
One Beach Street	X		X	X		X
First & Main	X		X	X		X
Lloyd District Portfolio	X		X	X		X
City Center Bellevue	X		X	X		X
Multifamily Properties
Loma Palisades	X		X	X		X
Imperial Beach Gardens	X		X	X		X
Mariner's Point	X		X	X		X
Santa Fe Park RV Resort	X		X	X		X
Pacific Ridge Apartments		X			X
Hassalo on Eighth	X		X	X		X
Mixed-Use Properties
Waikiki Beach Walk - Retail	X		X	X		X
Waikiki Beach Walk - Embassy Suites™	X		X	X		X
Development Properties
Torrey Point - Construction in Progress		X			X
Solana Beach Corporate Centre - Land		X			X
Solana Beach - Highway 101 - Land		X			X
Lloyd District Portfolio - Land		X	X		X	X
(1) Del Monte Center includes the Forever 21 building which we acquired on September 1, 2017 after previously owning the underlying land.

Second Quarter 2018 Supplemental Information	Page 40

GLOSSARY OF TERMS (CONTINUED)

Tenant Improvements and Incentives: Represents not only the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease but may also include base building costs (i.e. expansion, escalators, new entrances, etc.) which are required to make the space leasable. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.

Second Quarter 2018 Supplemental Information	Page 41